EXHIBIT 10.6

FARMOUT AMENDING AGREEMENT

THIS FARMOUT AMENDING AGREEMENT is made effective
as of the 15th day of November, 2005.

AMONG:

NORTHERN ALBERTA OIL LTD., a body corporate incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as “NAOL”)

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DEEP WELL OIL & GAS (ALBERTA) LTD., a body corporate incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as “Deep Well Alberta”)

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DEEP WELL OIL & GAS, INC., a Nevada corporation extra-provincially registered in the Province of Alberta (hereinafter referred to as “DWOG”)

(hereinafter NAOL, DWOG and Deep Well Alberta are collectively referred to as the “Farmor”)

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SURGE GLOBAL ENERGY (CANADA), LTD., a body corporate incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as “Farmee”)

- and -

SURGE GLOBAL ENERGY, INC., a body corporate incorporated pursuant to the laws of the State of Delaware (hereinafter referred to as “Surge US”)

RECITALS:

A.                                   DWOG, NAOL, Farmee and Surge US entered into a farmout agreement dated February 25, 2005, which has been amended from time to time, including, but not limited to, letter amending agreements dated March 10, 2005, March 10, 2005 and July 14, 2005 (the “Farmout Agreement”).

B.                                     Pursuant to and as a condition precedent to the closing of a private placement of gross proceeds in the amount of $8,550,000 CDN to Farmee by MGI Securities Ltd. (the “Private Placement”), the Farmor, the Farmee and Surge US have agreed to amend certain terms and conditions of the Farmout Agreement.

NOW THEREFORE in consideration of the respective covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, it is hereby agreed as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this agreement the capitalized terms which are used herein and which are defined in the Farmout Agreement shall have the meaning ascribed thereto unless the contrary is otherwise expressly required or unless otherwise defined herein.

ARTICLE 2
AMENDMENTS TO THE FARMOUT AGREEMENT

2.1                               Condition Satisfaction Date

Section 1.1(f) “Conditions Satisfaction Date” shall be revised as, “means September 25, 2005;”.

2.2                               Earning Period

Section 1.1(h) ”Earning Period” shall be revised as, “means the period commencing on September 25, 2005 and ending on February 25, 2008;”.

2.3                               Conditions Precedent

Section 2.1(e) of the Farmout Agreement is deleted in its entirety.

2.4                               Option Well

The first sentence of Section 4.1 shall be revised as follows:

“Farmee shall have the right, until September 25, 2006, on notice to Farmor, to Spud an Option Well.”

2.5                               Reconveyance of Farmout Lands

The first sentence of Section 10.1 shall be revised as follows:

“Within thirty (30) days following the end of the Earning Period, Farmee shall convey to Deep Well, Northern or Deep Well Alberta, as directed by Deep Well, a 40% beneficial interest in those Farmout Lands (if any) in which Farmee has not earned an interest by the end of the Earning Period.”.

ARTICLE 3
OTHER AGREEMENTS

3.1                               6.5 Section Block

Farmor acknowledges and confirms that it has acquired legal and beneficial title to the 6.5 Section Block.  In accordance with the second sentence of Section 9.3, and at the closing of the Private Placement, the Farmor shall transfer and convey legal title to the Farmee of a forty (40%) percent undivided interest in and to the 6.5 Section Block.

3.2                               Article 13

Upon payment by the Farmee to the Farmor of US$1,000,000.00 at the closing of the Private Placement as contemplated by Section 3.3 below, all amounts payable by the Farmee to the Farmor, or by the Farmor to the Farmee or Surge US under Article 13 of the Farmout Agreement, shall be deemed fully paid and satisfied with no further debts, obligations or amounts owing or outstanding by the Farmee to the Farmor or the Farmor to the Farmee or Surge US in relation to Article 13 of the Farmout Agreement.

3.3                               Surge Shares

Article 14: “Surge Shares” is deleted in its entirety and stated as follows:

“The Farmor, Farmee and Surge US agree that the 7,822,366 Surge US common shares issued by Surge US and registered in the name of DWOG and held by Premier Trust of Nevada (the “Escrow Agent”) pursuant to the Escrow Agreement among DWOG, Farmee, Surge US and the Escrow Agent dated February 25, 2005 shall be released by the Escrow Agent to Surge US so that Surge US may return such Surge US common shares to its treasury for cancellation.  Furthermore, at the closing of the Private Placement, Farmee agrees to:

i.                                          pay to NAOL the sum of Nine Hundred Thousand (US$900,000.00) US Dollars and to Deep Well Alberta the sum of One Hundred Thousand (US$100,000.00) US Dollars; and

ii.                                       issue to NAOL Six Million Seven Hundred Ninety Five Thousand (6,795,000) common shares of Farmee and to Deep Well Alberta Seven Hundred Fifty Five Thousand (755,000) common shares of Farmee, and which such Farmee common shares shall be fully paid and non-assessable as of November 15, 2005 and shall be subject to the terms and conditions of the Voting Trust Agreement dated November 15, 2005 among NAOL, Deep Well Alberta, and Surge US.

ARTICLE 4
MISCELLANEOUS

4.1                               Ratification

Other than as amended herein, the terms and provisions of the Farmout Agreement are hereby ratified and confirmed.

4.2                               Counterpart Execution

This agreement may be executed by facsimile and counterpart execution, with each such counterpart taken to be an original and all counterparts taken together constituting due execution by the Parties of this agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the day and year first above written.

DEEP WELL OIL & GAS (ALBERTA) LTD.		DEEP WELL OIL & GAS, INC.

Per:	/s/ Horst A. Schmid	Per:	/s/ Horst A. Schmid

NORTHERN ALBERTA OIL LTD.		SURGE GLOBAL ENERGY (CANADA), LTD.

Per:	/s/ Curtis J. Sparrow	Per:	/s/ Fred W. Kelly

SURGE GLOBAL ENERGY, INC.

Per:	/s/ David Perez